HORIZON ADVISERS

                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17J-1


Hancock Bank and Horizon Advisers is confident that its officers, directors and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with Hancock Horizon Family of Funds (each a "Fund," collectively, the "Funds") interests where officers, directors or employees:

     o    know about the Funds' present or future portfolio transactions; or

     o    have the power to influence Fund portfolio transactions; and

     o    engage in SECURITIES transactions for their personal account(s).

In an effort to prevent any conflicts from arising and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), the Adviser has adopted this Code of Ethics (the "Code") to address transactions that may create or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of UNDERLINED terms are included in Appendix I.)

I.   ABOUT THIS CODE OF ETHICS

     A.   WHO IS COVERED BY THE CODE?

          o    All ACCESS PERSONS of the Adviser.

     B.   WHAT RULES APPLY TO ME

          This Code sets forth specific prohibitions and restrictions regarding SECURITIES transactions, as well as certain reporting requirements. They are applicable to everyone covered by this code, except where otherwise noted.

II.  STATEMENT OF GENERAL PRINCIPLES

     In recognition of the Fund and confidence placed in the Adviser by the Funds and their shareholders, and because the Adviser believes that its operations should benefit the Fund's shareholders, the Adviser has adopted the following universally applicable principles:

     A. The interest of the Funds' shareholders are paramount. You must place shareholder interests before your own.

     B. You must accomplish all personal securities transactions in a manner that avoids a conflict (or the appearance of a conflict) between your personal interests and those of the Funds or their shareholders.

     C. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Adviser, or that bring into question your independence or judgment.

III. GENERALLY APPLICABLE PROHIBITIONS AND RESTRICTIONS

     A.   PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION.

          You cannot, in connection with the purchase or sale, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by the Funds:

          1.   employ any device, scheme or artifice to defraud the Fund;

          2. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

          4.   engage in any manipulative practice with respect to the Fund.

     B.   LIMITS ON ACCEPTING OR RECEIVING GIFTS.

          ACCESS PERSONS cannot accept or receive any gift of more than DE MINIMIS value from any person or entity in connection with the Funds' entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Funds.

IV.  PROHIBITIONS AND RESTRICTIONS APPLICABLE ONLY TO ACCESS PERSONS

     A.   BLACKOUT PERIOD ON PERSONAL SECURITIES TRANSACTIONS.

                  No employee of the Adviser or any access person shall purchase or sell a security on the same day on which a Fund for which he/she is associated, engages in any purchase or sale in such security; provided, however, that in appropriate cases the Compliance Officer may waive such prohibition in his discretion.

     B.   PRE-APPROVAL OF IPOS AND LIMITED OFFERINGS.

          ACCESS PERSONS must obtain approval from the Compliance Officer (as defined in Section VI below), before directly or indirectly acquiring BENEFICIAL OWNERSHIP of any securities in an IPO or LIMITED OFFERING.

     C.   Short Swing Trades

          Securities may not be purchased and sold, or sold and repurchased, within 10 calendar days. The Compliance Officer may, for good cause shown, permit a short-swing trade, but shall record the reasons and grant of permission with the records of the Code.


V.   REPORTING REQUIREMENTS

     Subject to Section IX hereof, all ACCESS PERSONS must comply with the reporting requirements set forth in Part A of this Code.

VI.  REVIEW AND ENFORCEMENT OF THE ADVISER'S CODE

     COMPLIANCE OFFICER

     The compliance officer for the Adviser will perform the duties described in this Section VI.

     A.   THE COMPLIANCE OFFICER'S DUTIES AND RESPONSIBILITIES.

          1. The Compliance Officer shall notify each person who becomes an ACCESS PERSON of the Adviser and who is required to report under this Code and their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

          2. The Compliance Officer will, on a quarterly basis, compare all reported personal securities transactions with the Fund's completed portfolio transactions and a list of SECURITIES that were BEING CONSIDERED FOR PURCHASE OR SALE by the Adviser during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material.

          3. If the Compliance Officer finds that a Code violation may have occurred, or believes that a Code violation may have occurred, the Compliance Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person to John Portwood. Mr. Portwood will independently determine whether the person violated the Code.

          4. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

          5. The Compliance Officer will submit his or her own reports, as may be required pursuant to Part A hereof, to Mr. Portwood, Senior Vice President who shall fulfill the duties of the Compliance Officer with respect to the Compliance Officer's reports.

          6. The Compliance Officer will create a written report detailing any approval(s) granted to ACCESS PERSONS for the purchase of securities offered in connection with an IPO or a LIMITED OFFERING. The report must include the rationale supporting any decision to approve such a purchase.

     C.   RESOLUTION; SANCTIONS.

          If the Compliance Officer or Mr. Portwood finds that a person has violated the Code, he will approve a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that he or she deems appropriate and will report the violation and the resolution and/or sanction imposed to the Board of Trustees of The Advisor Inner Circle Funds (the "Board") at the next regularly scheduled board meeting unless, in the sole discretion of Compliance Officer or Mr. Portwood, circumstances warrant an earlier report.

VII. ANNUAL WRITTEN REPORT TO THE BOARD

     At least once a year, the Adviser will provide the Board a WRITTEN report, which includes:

     A. ISSUES ARISING UNDER THE CODE. The reports must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s).

     B. The Compliance Officer may report to the Board more frequently as he or she deems necessary or appropriate and shall do so as requested by the Board.

     C. CERTIFICATION. Each report must be accompanied by a certification to the Board that the Adviser has adopted procedures reasonably necessary to prevent its ACCESS PERSONS from violating this Code.

VIII. RECORDKEEPING

     The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

     A. A copy of this Code and any other code adopted by the Adviser, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

     B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

     C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

     D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

     E. A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

     F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or LIMITED OFFERING, must be maintained for at least five years after the end of the fiscal year in which the approval is granted.

IX.  INVESTMENT ADVISER'S OBLIGATIONS WITH RESPECT TO THE FUNDS

     A. GENERAL PRINCIPLE. A person who is BOTH a TRUSTEE or officer of The Advisor Inner Circle Funds AND an ACCESS PERSON of the Adviser is only required to report under, and otherwise comply with, this Code of Ethics. Currently, there are no ACCESS PERSONS of the Adviser which serve in such a dual capacity.

     B.   PROCEDURES. The Adviser to the Fund must:

          1. Submit to the Board a copy of its code of ethics adopted pursuant to Rule 17j-1;

          2. Promptly furnish to the Board, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Funds' Code;

          3. Promptly report to the Board in writing any material amendments to its code of ethics; and

          4. Immediately furnish to the Board, without request, all material information regarding any violation of its code of ethics by any person.


X.   MISCELLANEOUS

     A. CONFIDENTIALITY. All reports and other information submitted to the Funds pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

     B. INTERPRETATION OF PROVISIONS. The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

     C. COMPLIANCE CERTIFICATION. Within 10 days of becoming an ACCESS PERSON of the Fund, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.


Adopted this ________ day of ______________, 20__.

                                     PART A

                                 ACCESS PERSONS


I.   LIST OF SECURITIES HOLDINGS

     A.   INITIAL HOLDINGS REPORT.

          You must submit a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to the Compliance Officer within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

     B.   ANNUAL HOLDINGS REPORT.

          Each year, you must submit to the Compliance Officer a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

II.  REQUIRED TRANSACTION REPORTS

     A.   QUARTERLY TRANSACTION REPORTS.

          1. Each quarter, you must report all of your SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Compliance Officer NO LATER THAN 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

          2. If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

          3. You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Compliance Officer NO LATER THAN 10 days after the end of the calendar quarter. Please see the Compliance Officer for more information about this reporting mechanism.

     B. WHAT SECURITIES TRANSACTIONS AND ACCOUNTS ARE COVERED UNDER THE QUARTERLY REPORTING OBLIGATION?

          You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN; or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report all of your accounts in which any securities were held for your direct or indirect benefit.

     C.   WHAT SECURITIES AND TRANSACTIONS MAY BE EXCLUDED FROM THE REPORT?

          You are not required to detail or list the following items on your reports:

          1. Purchases or sales effected for any account over which you have no direct or indirect influence or control;

          2. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a SECURITY issued by your employer;

          3. Purchases effected on the exercise of rights issued by an issuer PRO RATA to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

          4. Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a BONA FIDE margin call; and

          5.   Purchases or sales of any of the following securities:

               o    Direct obligations of the U.S. government;

               o Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

               o    Shares issued by registered, open-end investment companies.

     You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                                   APPENDIX I

                                   DEFINITIONS

                                  GENERAL NOTE

THE DEFINITIONS AND TERMS USED IN THIS CODE OF ETHICS ARE INTENDED TO MEAN THE SAME AS THEY DO UNDER THE 1940 ACT AND THE OTHER FEDERAL SECURITIES LAWS, AND ARE PREDICATED ON THE FACT THAT HANCOCK BANK IS NOT "PRIMARILY ENGAGED" IN THE BUSINESS OF ADVISING FUNDS OR OTHER ADVISORY CLIENTS (I.E., FOR THE LAST THREE FISCAL YEARS, THE ADVISER DERIVED LESS THAN 50 PERCENT OF ITS TOTAL REVENUE FROM OTHER BUSINESS). IF A DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THIS CODE IS NOT DEFINED, YOU SHOULD FOLLOW THE DEFINITIONS AND MEANINGS IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, AS APPLICABLE.

ACCESS PERSON means any officer, director, general partner or ADVISORY PERSON of the Adviser who, with respect to the Funds:

               o makes any recommendation or participates in the determination of which recommendation will be made; or

               o whose principal function or duties relate to the determination of which recommendation will be made or who, in connection with his or her duties, obtains any information concerning recommendations on SECURITIES made by the Adviser to the Fund.

As of December 31, 2006, the Adviser's ACCESS PERSONS are:
David Lundgren         John Portwood        Paula Chastain      Jeff Tanguis
Kristy Oehms           Ashley Cosgriff      Sarah Carter        Shaw Breland
Kendra Cain            Clif Saik            Karen Zeringue      Catherine Smith
Linda Booth

ADVISORY PERSON means any employee of the Adviser who, in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of SECURITIES by Fund, or whose functions relate to the purchase or sale of SECURITIES by the Fund. ALL ADVISORY PERSONS ARE ACCESS PERSONS.

BENEFICIAL OWNERSHIP means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any SECURITIES in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of SECURITIES held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

CONTROL means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (E.G., Moody's Investors Service).

INITIAL PUBLIC OFFERING (IPO) means an offering of SECURITIES registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a SECURITY.

The COMPLIANCE OFFICER is Kendra Cain.

SECURITY means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, or shares issued by registered, open-end investment companies.

A SECURITY HELD OR TO BE ACQUIRED by the Fund means (A) any SECURITY that within the most recent 15 days, (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund's adviser or sub-adviser for purchase by the Fund; and (B) any option to purchase or sell, and any SECURITY convertible into or exchangeable for any SECURITY.

A SECURITY is BEING PURCHASED OR SOLD by the Fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE by a Fund when a SECURITY is identified as such by the Adviser to the Fund.

                                   APPENDIX II
                                  HANCOCK BANK

                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person: ______________________________________________________

Calendar Quarter Ended:_________________________________________________________

Date Report Due:________________________________________________________________

Date Report Submitted:__________________________________________________________

SECURITIES TRANSACTIONS

----------------- --------------- --------------- ------------------ --------------- --------- --------------------

    Date of          Name of      No. Of Shares       Principal                                  Name of Broker,
  Transaction       Issuer and         (if        Amount, Maturity      Type of                  Dealer or Bank
                     Title of      applicable)        Date and        Transaction     Price         Effecting
                     Security                       Interest Rate                                  Transaction
                                                   (if applicable)
----------------- --------------- --------------- ------------------ --------------- --------- --------------------


----------------- --------------- --------------- ------------------ --------------- --------- --------------------


----------------- --------------- --------------- ------------------ --------------- --------- --------------------


----------------- --------------- --------------- ------------------ --------------- --------- --------------------


----------------- --------------- --------------- ------------------ --------------- --------- --------------------

If you had no reportable transactions during the quarter, please check here. __

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._______________________________

_____________________________________________________________________________

SECURITIES ACCOUNTS

If you established an account within the quarter, please provide the following information:

-------------------------------------- -------------------------------- --------------------------------------
   Name of Broker, Dealer or Bank       Date Account was Established      Name(s) on and Type of Account
-------------------------------------- -------------------------------- --------------------------------------

-------------------------------------- -------------------------------- --------------------------------------


-------------------------------------- -------------------------------- --------------------------------------

If you did not establish a securities account during the quarter, please check here. ___

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

___________________________            _________________
Signature                                      Date

                                  APPENDIX III
                                  HANCOCK BANK
                             INITIAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________________________
Date Person Became Subject to the Code's Reporting Requirements: _______________ Information in Report Dated as of: _____________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________

SECURITIES HOLDINGS

---------------------------------------- ------------------------------------- -------------------------------------

 Name of Issuer and Title of Security       No. of Shares (if applicable)      Principal Amount, Maturity Date and
                                                                                  Interest Rate (if applicable)
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------

If you have no securities holdings to report, please check here. __

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
________________________________________________________________________________

________________________________________________________________________________

SECURITIES ACCOUNTS

-------------------------------------- -------------------------------- --------------------------------------
   Name of Broker, Dealer or Bank       Date Account was Established       Name(s) on and Type of Account
-------------------------------------- -------------------------------- --------------------------------------

-------------------------------------- -------------------------------- --------------------------------------


-------------------------------------- -------------------------------- --------------------------------------

If you have no securities accounts to report, please check here. __

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


____________________________        _________________
Signature                                   Date




                                     III-1

                                   APPENDIX IV
                                  HANCOCK BANK

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________________________
Information in Report Dated as of: _____________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________
Calendar Year Ended:  December 31, _______

SECURITIES HOLDINGS

---------------------------------------- ------------------------------------- -------------------------------------
 Name of Issuer and Title of Security       No. of Shares (if applicable)      Principal Amount, Maturity Date and
                                                                                  Interest Rate (if applicable)
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------

If you have no securities holdings to report for the year, please check here. __

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
________________________________________________________________________________

________________________________________________________________________________

SECURITIES ACCOUNTS

-------------------------------------- -------------------------------- --------------------------------------
   Name of Broker, Dealer or Bank       Date Account was Established       Name(s) on and Type of Account
-------------------------------------- -------------------------------- --------------------------------------


-------------------------------------- -------------------------------- --------------------------------------


-------------------------------------- -------------------------------- --------------------------------------

If you have no securities accounts to report for the year, please check here. __

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


___________________________         _________________
Signature                                   Date

                                   APPENDIX V
                                  HANCOCK BANK

                         ANNUAL COMPLIANCE CERTIFICATION
________________________________________________________________________________


                              INITIAL CERTIFICATION

I certify that I:          (i)      have received, read and reviewed the Funds
                                    Code of Ethics;
                           (ii)     understand the policies and procedures in
                                    the Code;
                           (iii)    recognize that I am subject to such policies
                                    and procedures;
                           (iv)     understand the penalties for non-compliance;
                           (v)      will fully comply with the Funds Code of
                                    Ethics; and
                           (vi)     have fully and accurately completed this
                                    Certificate.

Signature: ___________________________

Name:     _____________________________ (Please print)

Date Submitted: ______________________

Date Due: ___________________________


________________________________________________________________________________

                              ANNUAL CERTIFICATION

I certify that I:          (i)      have received, read and reviewed the Funds
                                    Code of Ethics;
                           (ii)     understand the policies and procedures in
                                    the Code;
                           (iii)    recognize that I am subject to such policies
                                    and procedures;
                           (iv)     understand the penalties for non-compliance;
                           (v)      have complied with the Funds Code of Ethics
                                    and any applicable reporting requirements during this past year;
                           (vi)     have fully disclosed any exceptions to my
                                    compliance with the Code below; (vii) will fully comply with the Funds Code of Ethics;
                                    and
                           (vi)     have fully and accurately completed this
                                    Certificate.

EXCEPTION(S): _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Signature:________________________

Name:    __________________________(Please print)

Date Submitted: ___________________

Date Due:  _______________________

                                   APPENDIX VI

                      CERTIFICATION PURSUANT TO RULE 17J-1



         The undersigned, , _______________ in his/her capacity as ____________, of Hancock Bank (the "Adviser"), adviser to the Hancock Horizon Family of Funds of The Arbor Trust (the "Trust") hereby certifies the following:

1. The Adviser has adopted a Code of Ethics (the "Code") pursuant to, and in compliance with, Rule 17j-1 under the Investment Company Act of 1940;

2. The Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code;

3. The Adviser's Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b); and

4. In accordance with Rule 17j-1, the Adviser has submitted its Code to the Trust's Board of Trustees for approval.

         Witness my hand this ____ day of _________, 20__.




                                            _____________________________
                                            Signature

                                            _____________________________
                                            Printed Name

                                            _____________________________
                                            Title